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Exhibit 23.1

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 23, 2002, except for Note 18 which is as of July 29, 2002, relating to the financial statements and financial statement schedule, which appears in Oak Technology, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2002.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
April 10, 2003

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  Exhibit 23.1